Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2007 which appears in UFP Technologies’ Annual Report on Form 10-K for the year ended December 31, 2006, and which relates to the consolidated financial statements and financial statement schedule listed in the index to said 10-K at Item 15(a)(2) of UFP Technologies, Inc. for the years ended December 31, 2006 and 2005.

/s/ Carlin, Charron & Rosen, LLP

Carlin, Charron & Rosen, LLP

Westborough, Massachusetts
June 12, 2007